UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2013

CAPITOL ACQUISITION CORP. II

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35898	27-4749725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 7th Street, N.W. Washington, D.C.	20004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    202-654-7060

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 9, 2013, the Registration Statement on Form S-1 (SEC File No. 333-187519) (the “Initial Registration Statement”) relating to the initial public offering of 15,000,000 units (“Units”) of Capitol Acquisition Corp. II (the “Company”) was declared effective by the Securities and Exchange Commission (“SEC”). On May 10, 2013, the Company filed a new Registration Statement on Form S-1 (SEC File No. 333-188503) to increase the size of the initial public offering by 20% pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

On May 10, 2013, the Company entered into various agreements filed as exhibits to the Initial Registration Statement, as amended to reflect such increase in the size of the offering. The material terms of such agreements are fully described in the Company’s final prospectus, dated May 10, 2013 as filed with the SEC on May 13, 2013, which is incorporated herein by reference. This Current Report on Form 8-K is being filed solely to file such revised and executed agreements.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

1.1	Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation.

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

10.1	Letter Agreement signed by each of Capitol Acquisition Management 2 LLC and Mark D. Ein.

10.2	Letter Agreement signed by L. Dyson Dryden.

10.3	Form of Letter Agreement signed by each of Lawrence Calcano, Piyush Soda and Richard C. Donaldson.

10.4	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company.

10.5	Stock Escrow Agreement between the Company, Continental Stock Transfer & Trust Company and each of Capitol Acquisition Management 2 LLC, Lawrence Calcano, Richard C. Donaldson, Piyush Sodha and L. Dyson Dryden.

10.6	Registration Rights Agreement among the Company and each of Capitol Acquisition Management 2 LLC, Lawrence Calcano, Richard C. Donaldson, Piyush Sodha and L. Dyson Dryden.

10.7	Sponsor Warrants Purchase Agreement among the Company, Graubard Miller and each of Capitol Acquisition Management 2 LLC, Lawrence Calcano, Richard C. Donaldson, Piyush Sodha and L. Dyson Dryden.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2013

CAPITOL ACQUISITION CORP. II

By:	/s/ Mark D. Ein
Name: Mark D. Ein
Title: Chief Executive Officer

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